UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
--------------------------------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                         UNDERTHE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                      ADAIR INTERNATIONAL OIL AND GAS, INC.
               (Exact name of issuer as specified in its charter)
--------------------------------------------------------------------------------

               TEXAS                                    74-2142545
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

              3000 RICHMOND AVENUE, SUITE 100, HOUSTON, TEXAS 77098
                    (Address of principal executive offices)
--------------------------------------------------------------------------------

                        SECOND YEAR 2002 CONSULTING PLAN
                            (Full title of the plan)
--------------------------------------------------------------------------------

                                  JOHN W. ADAIR
                 Chairman of the Board & Chief Executive Officer
                      ADAIR INTERNATIONAL OIL AND GAS, INC.
                        3000 Richmond Avenue, Suite 100,
                              Houston, Texas 77098
              Telephone: (713) 621-8241; Facsimile: (713) 621-8240
 (Name, address and telephone number, including area code, of agent for service)
--------------------------------------------------------------------------------

                                    Copy to:
                             BRYAN J. YARNELL, ESQ.
                                 Attorney at Law
                                     PMB #75
                            958 South Military Trail
                         West Palm Beach, Florida 33415
              Telephone: (561) 478-1157; Facsimile: (561) 712-7889
--------------------------------------------------------------------------------
IF  ANY  OF  THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A
DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST
REINVESTMENT  PLANS,  CHECK  THE  FOLLOWING  BOX:   [x]
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
Title of each class
      of                                Proposed maximum      Proposed maximum      Amount of
securities to be     Amount to be       offering price per    aggregate offering    registration
registered           registered         share (*)             price (*)             fee
-------------------  -----------------  --------------------  --------------------  -------------
Common Stock
No par value         10,000,000 shares  $              0.046  $         460,000.00  $      110.00

* Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low sale prices of the Common Stock as reported on January 30, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Adair International Oil and Gas, Inc. (the "Company"), are incorporated herein by reference and made a part hereof:
(a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000; (b) the Company's Quarterly Reports on Form 10-QSB for the quarter ending March 31, 2001, June 30, 2001, and September 31, 2001; and (c) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since September 31, 2001.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION  OF  SECURITIES

     The securities offered hereby are registered pursuant to Section 12 of the Exchange Act.

ITEM 5.   INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Bryan J. Yarnell, Esquire holds 20,000 shares of restricted stock in the Company.

     Bryan  J.  Yarnell,  Esquire  is  the  General  Counsel  for  the  Company.

ITEM  6.  INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS.

     It is the position of the Securities and Exchange Commission (the "Commission") that indemnification against liabilities for violations under the federal securities laws, rules and regulations is against public policy. See subparagraph (C) of Item 9 below.

     The Articles of Incorporation of the Company ("Articles") provide for indemnification of Directors and Officers in accordance with the Texas Business Corporation Act.

     Article XI of the Articles of Incorporation of the Company provides as follows:

     "Each Director and each officer or former Director or former officer of this corporation or each person who may have served at its request as a Director or officer of another corporation in which it owned shares of capital stock or of which it is a creditor, shall be indemnified by the corporation against liabilities imposed upon him and expenses reasonably incurred by him in connection with any claim made against him, or any action, suit or proceeding to which he may be a party by reason of his being or having been such Director or officer, and against such sums as independent counsel selected by the Board of Directors shall deem reasonable payment made in settlement of any such claims, action, suit or proceeding primarily with a view of avoiding expenses of litigation; provided, however, that no Director or officer [shall be indemnified who] shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, or with respect to any matters which shall be settled by the payment of sums which counsel selected by the Board of Directors shall not deem reasonably payment made primarily with a view of avoiding expenses of litigation, or with respect to matters for which such indemnification would be against public policy. Such right of indemnification shall be in addition to any other rights to which Directors and officers may be entitled."

     Article  3.16  of  the  By  Laws  of  the  Company  provides  as  follows:

     "The Board of Directors shall authorize the corporation to pay or reimburse any present or former Director or officer of the corporation any costs or expenses actually and necessarily incurred by him in any action, suit or proceeding to which he is made a party by reason of his holding such position; provided, however, that he shall not receive such indemnification if he be finally adjudicated therein to be liable for negligence or misconduct in office. The indemnification herein provided shall also extend to good faith expenditures incurred in anticipation of, or preparation for, threatened or proposed litigation. The Board of Directors may, in proper cases, extend the indemnification to cover the good faith settlement of any such action, suit, or proceeding, whether formally instituted or not."

     The foregoing discussion of the Company's Articles and of the Texas Business Corporation Act is not intended to be exhaustive and is qualified in its entirety by such Articles and statutes, respectively.

ITEM 7.   EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not  Applicable.

ITEM 8.   EXHIBITS.

     The  following  is  a  list  of  exhibits filed as part of the Registration
Statement:

Exhibit Number   Description of Exhibit
---------------  ---------------------------------
5                Opinion of Bryan J. Yarnell, Esq.
23(i)            Consent of Jackson & Rhodes
23(ii)           Consent of Bryan J. Yarnell, Esq.


ITEM 9.   UNDERTAKINGS.

     The  undersigned  registrant  hereby  undertakes:

A.
     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          a. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          b. to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          c. to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)
               (i) and (a) (ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
               Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, that the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Houston, State of Texas, on September 10, 2001.

               ADAIR INTERNATIONAL OIL AND GAS, INC.

               By:
                    -----------------------------------------------
                    John W. Adair,
                    Chairman of the Board & Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

           Signature                       Title                    Date
--------------------------------  -----------------------     ---------------

                                    Chairman of the Board
--------------------------------             &                January 31, 2002
         John W. Adair             Chief Executive Officer


                                        Vice Chairman
--------------------------------             &                January 31, 2002
         Jalal Alghani             Chief Financial Officer

                                INDEX TO EXHIBITS




          Exhibit Number            Description of Exhibit
          --------------      ---------------------------------
                 5            Opinion of Bryan J. Yarnell, Esq.
               23(i)          Consent of Jackson & Rhodes, P.C.
               23(ii)         Consent of Bryan J. Yarnell, Esq.